Exhibit 99.1

400 Centre Street, Newton, MA 02458-2076	tel: (617) 332-3990 fax: (617) 332-2261

FOR IMMEDIATE RELEASE

Contacts:
Timothy A. Bonang, Vice President, Investor Relations, or
Carlynn Finn, Manager, Investor Relations
(617) 796-8222
www.hrpreit.com

HRPT Properties Trust Announces Name Change, Reverse Stock Split,

Dividend Increase and Sales of $231 Million of Properties

Newton, MA (June 15, 2010): HRPT Properties Trust (NYSE: HRP) today announced the following corporate actions:

Name Change:

Effective July 1, 2010, HRP will change its name to “CommonWealth REIT”.  On and after that date, the common shares of HRP will be traded on the New York Stock Exchange, or NYSE, under a new symbol “CWH”.

When it completed its initial public offering in 1986, HRP was known as “Health and Rehabilitation Properties Trust” and it primarily owned healthcare rehabilitation facilities.  In 1994, HRP expanded its investment focus to include various senior housing facilities, and its name was changed to “Health and Retirement Properties Trust”.  In 1998, HRP changed its investment focus to include commercial office properties, and the present name of “HRPT Properties Trust” was adopted.  Today, HRP is primarily invested in office and industrial properties and no longer makes investments in healthcare properties.  The Board of Trustees determined that adopting the new name “CommonWealth REIT” may be an appropriate way to avoid any lingering confusion that the company may be a healthcare focused real estate investment trust, or REIT.

As of March 31, 2010, HRP owned 518 properties with approximately 66.8 million square feet in over 60 markets in 34 states and Washington, DC, representing total investments of $6.6 billion.  For the three months ended March 31, 2010, 41.0% of the company’s property net operating income (“NOI”) came from suburban office properties, 37.3% of NOI came from central business district, or CBD, office properties and 21.7% of NOI came from industrial and other property investments.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.  No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

Reverse Share Split:

HRP also announced that its Board has determined to implement a common share combination by which the number of its common shares outstanding will be reduced by three quarters: for every four existing common shares owned, shareholders will receive one new common share.  Fractional shares will be issued where appropriate.

At the company’s shareholders’ 2009 annual meeting, shareholders voted to amend HRP’s declaration of trust to permit the Board to implement a share combination in the discretion of the Board.  After studying this matter, the Board has concluded that a one for four share combination is desirable because it may reduce the transaction costs for shareholders who pay brokerage commissions on the basis of the number of shares traded.

The share combination will be effective on July 1, 2010.  On and after that date, shares traded on the NYSE will be the new combined shares and will trade under the new symbol “CWH”.

Dividend Increase:

HRP currently pays a regular quarterly dividend of $0.12/share ($0.48/share per year).  After the reverse share split, HRP currently expects to pay a regular quarterly dividend of $0.50/share ($2.00/share per year).

The next regular quarterly dividend of $0.50/share with respect to HRP’s performance during the quarter ended June 30, 2010 is expected to be declared during July 2010.  That dividend will be paid to shareholders of record on a later date to be announced when the dividend is declared.

Property Sales:

HRP has agreed to sell 15 properties to Government Properties Income Trust (NYSE: GOV) for $231 million.  All of these properties are majority leased to government tenants.

The sales of properties announced today are expected to be completed in phases between today and March 31, 2011.  When all of these sales are completed, HRP expects to recognize net capital gains totaling approximately $20 million (which amount does not include additional capital gains of approximately $10 million which are deferred under generally accepted accounting principles, or GAAP, because of HRP’s share ownership of GOV).  Also, the cash NOI which HRP currently receives from these properties is about $19.7 million (excluding straight line rents which are recognized under GAAP), and the sales prices represent an approximately 8.5% capitalization rate of that cash NOI.

GOV was formerly a 100% owned subsidiary of HRP that is now a separately traded REIT.  All of the properties to be sold to GOV were properties for which HRP had previously granted GOV rights of first refusal in the event that HRP determined to offer the properties for sale.  After the sales of these properties, the U.S. Government will continue to be a large tenant for HRP.  Also, HRP currently owns 9,950,000 common shares of GOV representing approximately 31.8% of GOV’s total common shares outstanding.  In combination, HRP’s direct rental income from the U.S. Government and HRP’s pro rata share of GOV’s rental income from the U.S. Government will be approximately 5.8% of HRP’s combined direct rental income and its pro rata share of all GOV’s rental income.

Each of HRP and GOV are managed by Reit Management & Research LLC (“RMR”).  Accordingly, the sales announced today have been negotiated by special committees of the Boards of HRP and GOV composed solely of Independent Trustees who are not also Trustees of the counterparty.  Also, the agreed sales prices are within the ranges of market values determined by an independent third party appraiser.

Information for Common and Preferred Shareholders:

Common shareholders who hold in “street name” in their brokerage accounts do not have to take any action as a result of the name change or the share combination announced today.  Their accounts will be automatically adjusted to reflect the new company name and the number of shares owned.

Common shareholders who own their shares in electronically recorded registered form will have their accounts automatically adjusted by the transfer agent, Wells Fargo Shareowner Services, and their changed account information will be shown on their next account statement.

A letter relating to the name change and reverse split will be sent to record holders of certificates of common shares after these actions become effective.  Certificated common share record holders should follow the instructions in that letter to elect to have their ownership recorded electronically in registered form or to have new share certificates issued.

Outstanding preferred shares will not be affected by the name change or the reverse split announced today, except as follows:

•                  HRP’s Class B Preferred Shares which currently trade under the symbol “HRP-PB” will trade under the symbol “CWH-PB” effective on July 1, 2010.

•                  HRP’s Class C Preferred Shares which currently trade under the symbol “HRP-PC” will trade under the symbol “CWH-PC” effective on July 1, 2010.

•                  HRP’s Class D Convertible Preferred Shares which currently trade under the symbol “HRP-PD” will trade under the symbol “CWH-PD” effective on July 1, 2010.  Also, the number of common shares into which each Class D Convertible Preferred Shares is convertible will be adjusted pro rata for the common share combination announced above; one Class D Convertible Preferred Share will become convertible into 0.4808 common shares of CommonWealth REIT effective on July 1, 2010.

Preferred shareholders who own their preferred shares in “street name” in their brokerage account do not need to take any action.  Their accounts will be automatically adjusted to reflect the new name.

Preferred shareholders who own their preferred shares in electronically recorded registered form will have their accounts automatically adjusted to reflect the new name of CommonWealth REIT by the transfer agent, U.S. Bank National Association.

A letter relating to the name change and reverse split will be sent to record holders of certificates of preferred shares after those actions become effective.  Certificated record holders of preferred shares should follow instructions in that letter to elect to have their preferred share ownership recorded electronically in registered form or to have new share certificates issued.

Please note:  HRP’s bylaws currently provide and CommonWealth REIT’s bylaws will continue to provide that shareholders who desire to make proposals or nominations of persons to serve as trustees must present copies of their certificates at the time they make such proposals or nominations.  Accordingly, shareholders who intend to present proposals or nominations should request share certificates of CommonWealth REIT.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THE FOREGOING PRESS RELEASE CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  THESE FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE BASED UPON HRP’S PRESENT BELIEFS AND EXPECTATIONS, BUT THEY ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR FOR VARIOUS REASONS, INCLUDING SOME REASONS WHICH ARE BEYOND HRP’S CONTROL.  FOR EXAMPLE:

•                  THIS PRESS RELEASE STATES THAT THE NEW NAME “COMMONWEALTH REIT”  MAY BE AN APPROPRIATE WAY TO AVOID ANY LINGERING CONFUSION THAT THE COMPANY MAY BE A HEALTHCARE FOCUSED REIT. HOWEVER, THIS NAME CHANGE ITSELF MAY CAUSE SOME CONFUSION IN THE MARKET FOR THE COMPANY’S SECURITIES.  ALSO, THE IMPLEMENTATION OF THIS NAME CHANGE WILL CAUSE THE COMPANY TO INCUR COSTS TO PRINT AND DISTRIBUTE NEW SHARE CERTIFICATES AND OTHERWISE.  ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT THIS NAME CHANGE WILL BENEFIT SHAREHOLDERS.

•                  THIS PRESS RELEASE STATES THAT HRP SHAREHOLDERS VOTED TO AMEND HRP’S DECLARATION OF TRUST TO PERMIT THE BOARD OF TRUSTEES TO IMPLEMENT A SHARE COMBINATION AND THAT THE ONE FOR FOUR SHARE COMBINATION MAY REDUCE THE TRANSACTION COSTS FOR SHAREHOLDERS WHO PAY BROKERAGE COMMISSIONS ON THE BASIS OF THE NUMBER OF SHARES TRADED.  AN IMPLICATION OF THESE STATEMENTS MAY BE THAT THE SHARE COMBINATION WILL BENEFIT SHAREHOLDERS.  IN FACT, COMBINATIONS OF PUBLICLY TRADED SHARES INTO A LESSER NUMBER OF SHARES HISTORICALLY HAVE OFTEN RESULTED IN MARKET PRICES WHICH ARE LESS THAN THE HISTORICAL AGGREGATE MARKET PRICES OF THE COMBINING SHARES.  HRP CAN PROVIDE NO ASSURANCE THAT THE MARKET PRICE OF ITS COMBINED SHARES WILL EQUAL AT LEAST FOUR TIMES THE PRICE OF ITS SHARES BEFORE THE COMBINATION OR THAT THE SHARE COMBINATION WILL BENEFIT SHAREHOLDERS.

•                  THIS PRESS RELEASE STATES THAT HRP CURRENTLY EXPECTS TO PAY A REGULAR QUARTERLY DIVIDEND OF $0.50/SHARE BEGINNING WITH THE DIVIDEND TO BE DECLARED IN JULY 2010.  DIVIDENDS ARE DECLARED BY THE BOARD OF TRUSTEES IN ITS DISCRETION. AMONG THE FACTORS CONSIDERED BY THE BOARD IN SETTING DIVIDENDS ARE: HISTORICAL AND EXPECTED EARNINGS, FUNDS FROM OPERATIONS AND CASH AVAILABLE FOR DISTRIBUTION; EXPECTED CASH NEEDS AND FUNDING SOURCES; TAX LAW REQUIREMENTS TO RETAIN REIT STATUS; COVENANTS IN DEBT AGREEMENTS AND PREFERRED SHARE INDENTURES; AND VARIOUS OTHER FACTORS, INCLUDING SOME BEYOND HRP’S CONTROL, SUCH AS MARKET CONDITIONS.  IN THE PAST, HRP’S DIVIDEND HAS BEEN REDUCED.  THE RATE AT WHICH FUTURE DIVIDENDS MAY BE PAID IS NOT ASSURED.  FUTURE DIVIDENDS MAY BE PAID AT REDUCED RATES OR EVEN ELIMINATED.

•                  THIS PRESS RELEASE STATES THAT HRP HAS AGREED TO SELL 15 PROPERTIES TO GOV FOR $231 MILLION.  THESE SALES ARE SUBJECT TO VARIOUS CONTRACTUAL CONTINGENCIES TYPICAL OF LARGE COMMERCIAL PROPERTY TRANSACTIONS.  THESE CONTINGENCIES MAY RESULT IN CANCELLATION OF SOME OR ALL OF THESE SALES OR PRICE ADJUSTMENTS.

•                  THIS PRESS RELEASE STATES THAT THE SALES OF PROPERTIES TO GOV ARE EXPECTED TO BE COMPLETED IN PHASES BETWEEN TODAY AND MARCH 31, 2011.  BECAUSE THE SALE OF EACH PROPERTY IS SUBJECT TO VARIOUS CONTINGENCIES, SOME OF THESE SALES MAY BE ACCELERATED, SOME MAY BE DELAYED BEYOND MARCH 31, 2011 AND SOME MAY NOT OCCUR.

•                  THIS PRESS RELEASE STATES THAT HRP EXPECTS THAT IT WILL RECOGNIZE NET CAPITAL GAINS OF APPROXIMATELY $20 MILLION WHEN THE SALES OF ALL 15 PROPERTIES TO GOV ARE COMPLETED.  THE SALES OF PROPERTIES TO GOV ARE EXPECTED TO BE COMPLETED IN PHASES.  HRP MAY RECOGNIZE NO CAPITAL GAINS OR CAPITAL LOSSES AT THE TIME CERTAIN OF THESE SALES ARE COMPLETED.  ALSO, AS NOTED ABOVE, EACH OF THESE TRANSACTIONS IS SUBJECT TO CONTINGENCIES AND SOME SALES MAY NOT OCCUR.  ACCORDINGLY, IT IS POSSIBLE THAT THE NET CAPITAL GAINS RECOGNIZED BY HRP WHEN THE SALES OF THESE PROPERTIES ARE COMPLETED OR CANCELLED MAY BE MORE OR LESS THAN $20 MILLION OR EVEN THAT HRP WILL RECOGNIZE A NET CAPITAL LOSS.

•                  THIS PRESS RELEASE STATES THAT HRP’S AGREEMENTS TO SELL PROPERTIES TO GOV WERE NEGOTIATED BY SPECIAL COMMITTEES OF THE BOARDS OF HRP AND GOV COMPOSED SOLELY OF INDEPENDENT TRUSTEES WHO ARE NOT ALSO TRUSTEES OF THE COUNTERPARTY

AND THAT THE SALES PRICES ARE WITHIN THE RANGES OF MARKET VALUES DETERMINED BY AN INDEPENDENT THIRD PARTY APPRAISER.  AN IMPLICATION OF THESE STATEMENTS MAY BE THAT THESE SALES ARE ARMS LENGTH TRANSACTIONS.  IN FACT, BOTH HRP AND GOV ARE MANAGED BY RMR AND HAVE COMMON MANAGING TRUSTEES.  ACCORDINGLY, THIRD PARTIES SEEKING TO CONTEST THESE SALES MAY ALLEGE THAT THEY ARE NOT EQUIVALENT TO ARMS LENGTH TRANSACTIONS AND THE SALES PRICES MAY BE DIFFERENT THAN THE PRICES WHICH COULD HAVE BEEN ACHIEVED IN ARMS LENGTH TRANSACTIONS WHICH WERE FULLY MARKETED.  FOR MORE INFORMATION ABOUT THE RELATIONSHIPS AMONG HRP, GOV AND RMR AND THE RISKS WHICH ARISE FROM THESE RELATIONSHIPS, SEE HRP’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2009 (THE “ANNUAL REPORT”) AND ITS OTHER FILINGS MADE WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), AND IN PARTICULAR THE SECTION CAPTIONED “RISK FACTORS” IN THE ANNUAL REPORT, THE SECTION CAPTIONED “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS — RELATED PERSON TRANSACTIONS” IN THE ANNUAL REPORT AND THE SECTION CAPTIONED “RELATED PERSON TRANSACTIONS AND COMPANY REVIEW OF SUCH TRANSACTIONS” IN THE HRP PROXY STATEMENT DATED FEBRUARY 23, 2010 RELATED TO ITS 2010 ANNUAL SHAREHOLDERS MEETING.  ALL OF THESE DOCUMENTS ARE AVAILABLE AT THE SEC WEBSITE AT WWW.SEC.GOV AND ON HRP’S WEBSITE AT WWW.HRPREIT.COM.

FOR THESE AND OTHER REASONS, INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE.

BY MAKING FORWARD LOOKING STATEMENTS HRP (A/K/A COMMONWEALTH REIT) DOES NOT INTEND TO IMPLY THAT IT IS UNDERTAKING TO PROVIDE UPDATES AS A RESULT OF CHANGED CIRCUMSTANCES OR NEW INFORMATION, EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW.

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